Exhibit 99.1

“Horizon Lines, Inc. Files Automatic Shelf Registration Statement; Secondary Offering Priced ”

Charlotte, North Carolina, November 15, 2006 — Horizon Lines, Inc. (NYSE: HRZ) announced today that it has filed with the Securities and Exchange Commission (the “SEC”) an automatic shelf registration statement on Form S-3. The shelf registration statement, which became effective upon filing with the SEC, registers for resale (and other dispositions) 2,678,894 outstanding shares of the Company’s common stock. All of these shares are held by Castle Harlan Partners IV, L.P. and its co-investor Stockwell Fund, L.P. and their respective affiliates and associates (the “existing selling stockholders”). Only the existing selling stockholders (and any other selling stockholders hereafter named in the shelf registration statement or a prospectus supplement) may use the related prospectus or prospectus supplement thereto to resell (and otherwise dispose of) their shares. The Company will not receive any proceeds from any resales or other dispositions under the shelf registration statement.

In addition, the Company was informed that the existing selling stockholders had priced today a registered public secondary offering of 2,355,083 shares of the Company’s common stock pursuant to the shelf registration statement. The offering is being made through J.P. Morgan Securities Inc., as underwriter. The offering is being made only by means of a related prospectus and prospectus supplement, copies of which may be obtained from the prospectus department of J.P. Morgan Securities Inc. at 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245.

Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters in the Company’s September 2006 secondary public offering, have granted certain waivers with respect to the existing 75-day lock-up agreements signed in connection with that offering, which are scheduled to expire on November 25, 2006. They have waived the provisions of the existing lock-up agreements with respect to resales (and other dispositions) of the shares subject to the shelf registration statement. In addition, they have waived the provisions of the existing lockup agreements signed by the executive officers of the Company with respect to any securities of the Company. As of the date hereof, such officers hold 2,762,689 outstanding shares in the aggregate of the Company’s common stock and vested options exercisable for 42,875 shares in the aggregate of the Company’s common stock.

In addition, five executive officers of the Company have entered into new lock-up agreements with J.P. Morgan Securities Inc., as underwriter of the offering priced today, pursuant to which they have agreed, subject to certain exceptions (including the permitted sale or other disposition of up to 500,000 shares in the aggregate), not to sell, assign or transfer securities of the Company until January 14, 2007. As of the date hereof, such officers hold 2,410,415 outstanding shares in the aggregate of the Company’s common stock and vested options exercisable for 35,000 shares in the aggregate of the Company’s common stock.

An automatic shelf registration statement relating to the 2,678,894 outstanding shares of the Company’s common stock referred to above has been filed with the Securities and Exchange Commission and became effective upon such filing. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Horizon Lines, Inc. is the nation’s leading Jones Act container shipping and integrated logistics company. It accounts for approximately 36% of total U.S. marine container shipments from the continental U.S. to the three non-contiguous Jones Act markets, Alaska, Hawaii and Puerto Rico, and to Guam. Horizon Lines is publicly traded on the New York Stock Exchange under the ticker symbol HRZ.

Media Contact: Michael Avara, Horizon Lines, Inc., 704-973-7000, mavara@horizonlines.com